Exhibit 99.1

TripAdvisor Reports Fourth Quarter and Full Year 2018 Financial Results

NEEDHAM, MA, February 12, 2019 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the fourth quarter and full year ended December 31, 2018.

“Our solid Q4 capped a very strong 2018,” said Chief Executive Officer Steve Kaufer. “We reinvigorated Hotel segment profitability, reinforced our leading positions in Experiences and Restaurants and laid important groundwork for future growth. We are pleased with our progress and will continue to balance growth and margin to deliver maximum shareholder value.”

Fourth Quarter and Full Year 2018 Summary

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2018	2017	% Change	2018	2017	% Change
Total Revenue	$346	$321	8%	$1,615	$1,556	4%
Hotel	$240	$244	(2)%	$1,157	$1,196	(3)%
Non-Hotel	$106	$77	38%	$458	$360	27%

GAAP Net Income (Loss)	$7	$(84)	n.m.	$113	$(19)	n.m.

Total Adjusted EBITDA (1)	$87	$63	38%	$422	$331	27%
Hotel	$79	$63	25%	$356	$286	24%
Non-Hotel	$8	$-	n.m.	$66	$45	47%

Non-GAAP Net Income (1)	$38	$8	375%	$240	$144	67%

Diluted Earnings (Loss) per Share:
GAAP	$0.05	$(0.60)	n.m.	$0.81	$(0.14)	n.m.
Non-GAAP (1)	$0.27	$0.06	350%	$1.71	$1.02	68%

Cash flow from operating activities	$31	$18	72%	$405	$238	70%
Free cash flow (1)	$15	$3	400%	$344	$174	98%

n.m. = not meaningful

(1)

“Adjusted EBITDA”, “Non-GAAP Net Income”, “Non-GAAP Diluted Earnings per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Chief Financial Officer Ernst Teunissen added, “We are very pleased with our strong Q4 and full year 2018 results. We expect double-digit consolidated adjusted EBITDA growth in 2019, with differentiated revenue and profit focus by segment.”

Fourth Quarter and Full Year 2018 Financial Summary

•

Q4 Total Revenue accelerated to 8% growth, or $346 million. Full year Total Revenue grew 4% to approximately $1.62 billion. We estimate that changes in foreign currency had a 1% negative impact on Total Revenue growth in Q4 and a 1% positive impact on Total Revenue growth in the full year of 2018.

•

Q4 GAAP Net Income grew to $7 million and full year GAAP Net Income grew to $113 million. This increase year-over-year was primarily due to $73 million in additional tax expense related to the impact of the 2017 Tax Act in the fourth quarter of 2017 that did not reoccur in 2018, partially offset by expenses of $5 million attributed to a legal settlement in the fourth quarter of 2018. See below for a further discussion of the 2017 Tax Act, and changes to our Adjusted EBITDA and non-GAAP Net Income definitions in the fourth quarter of 2018 to exclude legal reserves and settlements.

•	Q4 Non-GAAP Net Income grew 375% to $38 million. Full year Non-GAAP Net Income grew 67% to $240 million.

•

Q4 Total Adjusted EBITDA grew 38% to $87 million, and Q4 Total Adjusted EBITDA margin improved to 25%, a 500 basis point increase compared to Q4 2017. Full year Total Adjusted EBITDA grew 27% to $422 million, and full year Total Adjusted EBITDA margin improved to 26%, increasing 500 basis points year-over-year. We estimate that changes in foreign currency negatively impacted Total Adjusted EBITDA growth by 3% in Q4 and positively impacted Total Adjusted EBITDA growth by 1% in full year 2018.

•

Q4 Hotel Revenue was $240 million, a 2% decrease year-over-year. Q4 Hotel Adjusted EBITDA grew 25% to $79 million, and Hotel Adjusted EBITDA margin improved to 33%, a 700 basis point increase compared to Q4 2017.

•

Full year Hotel Revenue was approximately $1.16 billion, a 3% decrease year-over-year. Hotel Adjusted EBITDA grew 24% to $356 million, and Hotel Adjusted EBITDA margin improved to 31%, a 700 basis point increase compared to 2017.

•

Average monthly unique visitors on TripAdvisor-branded websites and applications grew 2% in Q4 2018 and grew to 490 million* during the 2018 peak summer travel season. Average monthly unique hotel shoppers declined 11% and 4% in Q4 2018 and in the full year of 2018, respectively period-over-period.

•

TripAdvisor-branded click-based and transaction revenue grew 1% in Q4 2018 and declined 4% in the full year of 2018, while Revenue per Hotel Shopper grew 14% in Q4 2018 and declined 2% in full year of 2018 year-over-year.

•

Q4 Non-Hotel Revenue grew 38% to $106 million and Non-Hotel Adjusted EBITDA grew to $8 million. Full year Non-Hotel Revenue grew 27% to $458 million and Non-Hotel Adjusted EBITDA grew 47% to $66 million.

•	Cash and cash equivalents and short-term marketable securities was $670 million and there was no outstanding debt as of December 31, 2018.

•	Cash flow from Operating activities for the year ended December 31, 2018, was $405 million, an increase of $167 million, or 70%, year-over-year. Full year Free cash flow grew 98% to $344 million.

Fourth Quarter and Full Year 2018 Revenue by Product/Source:

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages)	2018	2017	% Change	2018	2017	% Change
Revenue by Source:
Hotel
TripAdvisor-branded click-based and transaction (1)	$139	$137	1%	$722	$756	(4)%
TripAdvisor-branded display-based advertising and subscription (2)	77	77	0%	308	292	5%
Other hotel revenue (3)	24	30	(20)%	127	148	(14)%
Non-Hotel	106	77	38%	458	360	27%
Total Revenue	$346	$321	8%	$1,615	$1,556	4%

(1)	Consists primarily of click-based advertising revenue, from TripAdvisor-branded websites, as well as transaction-based revenue from instant booking.
(2)	Consists primarily of display-based advertising and subscription-based hotel advertising revenue on TripAdvisor-branded sites.
(3)	Includes revenue from non-TripAdvisor-branded websites, including primarily click-based advertising revenue and display-based advertising revenue generated through these websites.

Tax Cuts and Jobs Act of 2017

On December 22, 2017, U.S. tax legislation commonly referred to as the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) was enacted into law. The new legislation contains several key tax provisions that affected us, including a one-time mandatory transition tax on accumulated foreign earnings (the “Transition Tax”) and a reduction of the corporate income tax rate from 35% to 21% effective January 1, 2018. Changes in tax rates and tax laws are accounted for in the period of enactment. Therefore, during the year ended December 31, 2017, we recorded a charge totaling $73 million related to our then-current estimate of the provisions of the 2017 Tax Act, principally due to the Transition Tax. The Transition Tax, recorded at $67 million and which will not accrue interest, will be paid over an eight-year period, of which $31 million remained unpaid at December 31, 2018. We also recorded a charge of $6 million for the remeasurement of our net deferred tax assets. These estimates, as of December 31, 2017, were reflected in our financial results in accordance with Staff Accounting Bulletin No. 118 (“SAB 118"), which provided for a measurement period of one year to complete the accounting for certain elements of the 2017 Tax Act. The impact of subsequent adjustments recorded during the measurement period by the Company during the three months and year ended December 31, 2018 was not material.

Prepared Remarks, Supplemental Financial Information & Conference Call Detail

TripAdvisor posted prepared remarks and supplemental financial information on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, February 13, 2019, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s fourth quarter and full year 2018 financial results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 7478638) until February 20, 2019, and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor, the world's largest travel site**, enables travelers to unleash the full potential of every trip. With 730 million reviews and opinions covering the world's largest selection of travel listings worldwide – covering 8.1 million accommodations, airlines, experiences, and restaurants -- TripAdvisor provides travelers with the wisdom of the crowds to help them decide where to stay, how to fly, what to do and where to eat. TripAdvisor also compares prices from more than 200 hotel booking sites so travelers can find the lowest price on the hotel that's right for them. TripAdvisor-branded sites are available in 49 markets, and are home to the world's largest travel community of 490 million average monthly unique visitors*, all looking to get the most out of every trip. TripAdvisor: Know better. Book better. Go better.

TripAdvisor, Inc. (NASDAQ: TRIP), through its subsidiaries, manages and operates websites under more than 20 other travel media brands: www.airfarewatchdog.com, www.bokun.io, www.bookingbuddy.com, www.citymaps.com, www.cruisecritic.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, and www.iens.nl), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.vacationhomerentals.com and www.viator.com.

*   Source: TripAdvisor internal log files, average monthly unique visitors during seasonal peak in Q3 2018

** Source: Jumpshot for TripAdvisor Sites, worldwide, December 2018

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three months ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenue	$346	$321	$1,615	$1,556

Costs and expenses:
Cost of revenue (1)	19	16	86	72
Selling and marketing (1)	157	167	778	849
Technology and content (1)	68	58	275	243
General and administrative (1)	48	42	177	157
Depreciation	21	21	82	79
Amortization of intangible assets	10	8	34	32
Total costs and expenses	323	312	1,432	1,432
Operating income	23	9	183	124
Other income (expense), net	(1)	(6)	(10)	(14)
Income before income taxes	22	3	173	110
Provision for income taxes	(15)	(87)	(60)	(129)
Net income (loss)	$7	$(84)	$113	$(19)
Earnings (loss) per share attributable to common stockholders:
Basic	$0.05	$(0.60)	$0.82	$(0.14)
Diluted	$0.05	$(0.60)	$0.81	$(0.14)
Weighted average common shares outstanding:
Basic	138	139	138	140
Diluted	141	139	140	140
(1) Includes stock-based compensation expense as follows:
Cost of revenue	$-	$-	$1	$-
Selling and marketing	$5	$6	$21	$21
Technology and content	$13	$9	$51	$40
General and administrative	$10	$10	$45	$35

TripAdvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$655	$673
Short-term marketable securities	15	35
Accounts receivable and contract assets, net of allowance for doubtful accounts of $21 and $16, respectively	212	230
Income taxes receivable	—	30
Prepaid expenses and other current assets	33	25
Total current assets	915	993
Long-term marketable securities	—	27
Property and equipment, net of accumulated depreciation of $240 and $177, respectively	253	263
Intangible assets, net of accumulated amortization of $140 and $112, respectively	118	142
Goodwill	756	758
Deferred income taxes, net	27	16
Other long-term assets	98	73
TOTAL ASSETS	$2,167	$2,272
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15	$8
Deferred merchant payables	164	156
Deferred revenue	63	60
Accrued expenses and other current liabilities	151	148
Total current liabilities	393	372
Long-term debt	—	230
Deferred income taxes, net	21	14
Other long-term liabilities	282	293
Total Liabilities	696	909

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 137,158,010 and 135,617,263, respectively
Shares outstanding: 125,101,322 and 126,142,773, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,037	926
Retained earnings	1,043	926
Accumulated other comprehensive (loss) income	(62)	(42)
Treasury stock-common stock, at cost, 12,056,688 and 9,474,490 shares, respectively	(547)	(447)
Total Stockholders’ Equity	1,471	1,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,167	$2,272

TripAdvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating activities:
Net income (loss)	$7	$(84)	$113	$(19)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	21	21	82	79
Amortization of intangible assets	10	8	34	32
Stock-based compensation expense	28	25	118	96
Deferred tax expense and other, net	10	44	12	39
Changes in operating assets and liabilities, net of effects from acquisitions and other investments	(45)	4	46	11
Net cash provided by operating activities	31	18	405	238

Investing activities:
Capital expenditures, including internal-use software and website development	(16)	(15)	(61)	(64)
Acquisitions and other investments, net of cash acquired	—	—	(24)	—
Purchases of marketable securities	(15)	(47)	(16)	(63)
Sales of marketable securities	—	—	59	105
Maturities of marketable securities	—	4	5	28
Other investing activities, net	—	—	(12)	—
Net cash (used in) provided by investing activities	(31)	(58)	(49)	6

Financing activities:
Repurchase of common stock	—	—	(100)	(250)
Proceeds from 2015 credit facility, net of financing costs	—	20	5	433
Payments to 2015 credit facility	—	(55)	(235)	(296)
Proceeds from Chinese credit facilities	—	—	2	—
Payments to Chinese credit facilities	—	—	(10)	—
Payments to 2016 credit facility	—	—	—	(73)
Proceeds from exercise of stock options	3	—	6	3
Payment of withholding taxes on net share settlements of equity awards	(7)	(2)	(26)	(17)
Net cash used in financing activities	(4)	(37)	(358)	(200)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	—	(16)	17
Net (decrease) increase in cash, cash equivalents and restricted cash	(8)	(77)	(18)	61
Cash, cash equivalents and restricted cash at beginning of period	663	750	673	612
Cash, cash equivalents and restricted cash at end of period	$655	$673	$655	$673

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes, net of refunds			$53	$62
Cash paid during the period for interest			$8	$13

TripAdvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended		% Change
	December 31, 2018	December 31, 2017	2018 vs. 2017
Revenue:
Hotel	$240	$244	(2)%
Non-Hotel	106	77	38%
Total revenue	$346	$321	8%
Adjusted EBITDA:
Hotel	$79	$63	25%
Non-Hotel	8	-	n.m.
Total Adjusted EBITDA (1)	$87	$63	38%
Adjusted EBITDA Margin:
Hotel	33%	26%
Non-Hotel	8%	0%
Total Adjusted EBITDA Margin (1)	25%	20%

Net Income (Loss) (2)	$7	$(84)	n.m.
Net Income (Loss) Margin	2%	(26)%

	Year ended December 31,		% Change
	2018	2017	2018 vs. 2017
Revenue:
Hotel	$1,157	$1,196	(3)%
Non-Hotel	458	360	27%
Total revenue	$1,615	$1,556	4%
Adjusted EBITDA:
Hotel	$356	$286	24%
Non-Hotel	66	45	47%
Total Adjusted EBITDA (1)	$422	$331	27%
Adjusted EBITDA Margin:
Hotel	31%	24%
Non-Hotel	14%	13%
Total Adjusted EBITDA Margin (1)	26%	21%

Net Income (Loss) (2)	$113	$(19)	n.m.
Net Income (Loss) Margin	7%	(1)%

n.m. = not meaningful

(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)	This amount reflects our consolidated GAAP net income (loss) for the periods presented. TripAdvisor does not calculate or report net income by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there is material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

TripAdvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; (7) legal reserves and settlements; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. During the fourth quarter of 2018, the Company revised its Adjusted EBITDA definition to exclude legal reserves and settlements, as the Company believes these costs are not directly tied to the core operations of our businesses. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our Adjusted EBITDA definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2018, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on GAAP results in any period.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect certain income and expenses not directly tied to the core operations of our business, such as legal reserves and settlements;
•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

TripAdvisor defines “non-GAAP net income” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation such as the 2017 Tax Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; and (5) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance. During the fourth quarter of 2018, the Company revised its non-GAAP net income definition to exclude legal reserves and settlements, as the Company believes these costs are not directly tied to the core operations of our businesses. The Company believes this change better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our non-GAAP net income definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2018, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on GAAP results in any period.

TripAdvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. TripAdvisor calculates non-GAAP diluted EPS using GAAP diluted shares determined under the treasury stock method.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our condensed consolidated statements of operations.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the condensed consolidated statements of cash flows.

TripAdvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$7	$(84)	$113	$(19)
Add: Provision for income taxes	15	87	60	129
Add: Other expense (income), net	1	6	10	14
Add: Depreciation and amortization of intangible assets	31	29	116	111
Add: Legal reserves and settlements (1)	5	-	5	-
Add: Stock-based compensation expense	28	25	118	96
Adjusted EBITDA (Non-GAAP) (1)	$87	$63	$422	$331

Revenue (GAAP)	$346	$321	$1,615	$1,556

Net Income (Loss) margin (GAAP)	2%	(26)%	7%	(1)%
Adjusted EBITDA margin (Non-GAAP) (2)	25%	20%	26%	21%

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income (Loss)	$7	$(84)	$113	$(19)
Add: Stock-based compensation expense	28	25	118	96
Add: Legal reserves and settlements (1)	5	-	5	-
Add: Amortization of intangible assets	10	8	34	32
Add: (Gain)/Loss on investments	-	-	(1)	2
Subtract: Income tax effect of Non-GAAP adjustments (3)	10	14	29	40
Add: Income tax impact related to the 2017 Tax Act (4)	(2)	73	-	73
Non-GAAP net income (1)	$38	$8	$240	$144

GAAP diluted shares (5)	141	139	140	141

GAAP Net Income (Loss) per diluted share	$0.05	$(0.60)	$0.81	$(0.14)
Non-GAAP net income per diluted share (6)	$0.27	$0.06	$1.71	$1.02

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$31	$18	$405	$238
Subtract: Capital expenditures	16	15	61	64
Free cash flow (Non-GAAP)	$15	$3	$344	$174

Revenue Before Effects of Foreign Exchange:
Total Revenue (GAAP)	$346	$321	$1,615	$1,556
Estimated effects of foreign exchange	5		(19)
Non-GAAP Total revenue before effects of foreign exchange	$351		$1,596
Year/Year Growth (7)	9%		3%

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjusted EBITDA Before Effects of Foreign Exchange:
Total Adjusted EBITDA (Non-GAAP)	$87	$63	$422	$331
Estimated effects of foreign exchange	2		(6)
Total Adjusted EBITDA before effects of foreign exchange (Non-GAAP)	$89		$416
Year/Year Growth (7)	41%		26%
(1)

During the fourth quarter of 2018, the Company revised its Adjusted EBITDA and Non-GAAP net income definitions to exclude legal reserves and settlements. Refer to our Adjusted EBITDA and Non-GAAP net income definitions above under the section “Non-GAAP Financial Measures” for more discussion. This revision to our definition did not have a material impact to our segment information or any of our non-GAAP measures for any period prior to the three months and year ended December 31, 2018. Therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on GAAP results in any period.

(2)	TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(3)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(4)

Represents an expense for income taxes related to the 2017 Tax Act of $73 million recorded during both the fourth quarter and year ended December 31, 2017; as discussed above under the section “Tax Cuts and Jobs Act of 2017.” The Company also recorded an incremental income tax benefit of $2 million during the fourth quarter December 31, 2018, with no net impact for the year ended December 31, 2018 from the 2017 Tax Act.

(5)

Includes potential dilutive effect of common equivalent shares as if the Company had generated net income for the three months and year ended December 31, 2017 when calculating non-GAAP diluted EPS given the Company had non-GAAP net income; but a GAAP net loss in those periods.

(6)	TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.
(7)

Represents constant currency growth, as a percentage, which is calculated by determining the change in current period revenues and Adjusted EBITDA figures over prior period revenues and Adjusted EBITDA figures, where current period figures are translated using prior period foreign currency exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and TripAdvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com